UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2005
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
Pursuant to the previously disclosed letter of offer dated June 3, 2005, between Trio Tech International PTE. LTD., a Singapore company and a wholly-owned subsidiary of Registrant (the “Company”), and Globetronics International Inc., a British company (“Seller”), the Company agreed in principle to acquire 100% of the issued share capital of Globetronics (Shanghai) Inc., a wholly-owned China subsidiary of Seller with the corresponding value of assets, excluding the cash and bank balances, accounts receivables and other receivables, which are not necessary to run the operation, for an aggregate cash purchase price of $153,000. On November 18, 2005, the Company entered into a definitive Agreement for Sale and Transfer of shares with Seller, for the purchase of such shares for $153,000 and the acquisition of the cash and bank balances remaining in Seller’s bank accounts on the completion date for an additional purchase price of 3,000,000 Reminbi (or $370,828 (US) based on the fixed rate stated in the agreement). The China subsidiary is a burn-in testing division of Seller dealing with testing of semiconductor components. Seller has agreed to be responsible for all current and long-term liabilities prior to the closing of the sale transaction. A portion of the purchase price in the amount of $15,300 (US) was paid shortly after June 3, 2005 by way of a deposit and will be credited towards the aggregate purchase price payable at the closing of the transaction. The deposit is refundable under certain circumstances as specified in the Agreement for Sale and Transfer of shares. The balance of the purchase price will be paid at the closing of the transaction expected to occur within 7 business days after the completion items stated in the agreement have been met. The completion of the acquisition will be subject to the approval of the share transfer by all necessary governmental authorities. The date of completion should fall within three calendar months from the date of the Agreement. The source of the funds for this acquisition will be the internal generated funds of the Company.
Forward Looking Statements. The statements in this Current Report on Form 8-K concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. There is no assurance that the transactions contemplated by the Agreement will be consummated. These forward-looking statements are based on our management’s current views and assumptions. The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ websites.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio-Tech International (Registrant)
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

Date November 28, 2005